Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-46831, 33-54937, 33-63133, 33-15871, 333-36601, 333-45245, 333-77559, 33-64279, 333-35124, 333-42446, 333-59162, 333-61742, 333-100978, 333-112148, 333-122231, 333-128376, 333-131423, and 333-138205) of Integrated Device Technology, Inc. of our report dated May 30, 2007 related to the consolidated financial statements, consolidated financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
May 30, 2007